Exhibit 99.1

First Quarter News Release and Statistical Supplement (Unaudited)

April 24, 2008

INVESTOR RELATIONS CONTACTS:
Neal Fuller, 206-473-5020
MEDIA RELATIONS CONTACT:	Paul Hollie, 206-473-5745

SAFECO’S FIRST QUARTER SHOWS SUSTAINED PROFITABILITY

Improving Profit Performance in Auto

SEATTLE—(April 24, 2008)—

First-Quarter Highlights

•	Solid profitability in all core lines

•	Growth in Property net written premium and policies in force

•	Continued strong performance in Surety

Summary Financial Results, after tax (In millions except per-share data)	Three Months Ended March 31
	2008	2007
Net Income	$141.8	$182.5
Net Realized Investment (Gains) Losses	$6.1	$(7.9)
*Operating Earnings	$147.9	$174.6
Net Income Per Diluted Share of Common Stock	$1.57	$1.71
Operating Earnings Per Diluted Share of Common Stock	$1.64	$1.64
Weighted Average Shares Outstanding (Diluted)	90.2	106.7

*	Operating Earnings is Net Income excluding Net Realized Investment Gains (Losses). Measures used in this news release that are not based on U.S. generally accepted accounting principles (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at http://www.safeco.com/irsupplements.

Safeco (NYSE: SAF) today reported net income for first-quarter 2008 of $141.8 million, or $1.57 per diluted share. This compares with net income of $182.5 million, or $1.71 per diluted share, for the same quarter last year.

Operating earnings – which exclude the impact of after-tax net realized investment gains and losses – were $147.9 million for the quarter, compared with $174.6 million in the same prior year quarter. Operating earnings per diluted share of $1.64 were the same as $1.64 in the first quarter of 2007. After-tax net realized investment losses for the quarter were $6.1 million, compared with net realized investment gains of $7.9 million in the same period of 2007. The gain on sales of investment securities was offset by impairment charges of $42.8 million primarily related to write-downs on securities impacted by continuing volatility in the equity markets.

“We’re seeing the strong profitability performance you’ve come to expect from Safeco, said Paula Rosput Reynolds, Safeco president and chief executive officer. “Our strategic initiatives are starting to show results. The investments we’ve made have positioned us well for the current soft market. We’ve maintained our pricing discipline, enhanced our core segmentation models and improved our loss cost management programs. It all adds up to our continuing to deliver a strong ROE.”

Safeco’s overall property and casualty (P&C) combined ratio was 93.0 for the quarter versus 89.8 in the same quarter last year. (Combined ratio is the percentage of each premium dollar spent on claims and expenses.)

Pretax catastrophe losses for the first quarter were $22.8 million, compared with $1.3 million a year ago. Results in 2007 were affected by very light weather impact during the first quarter. This year’s first quarter was impacted by a more normal level of weather-related losses.

Safeco’s annualized return on equity (ROE) for the first quarter was 16.9 percent. Annualized operating ROE – measured using operating earnings and excluding unrealized gains or losses on bonds – was 17.9 percent for the quarter.

Net written premiums were $1.36 billion for the first quarter, a 2.1 percent decrease from the year-ago period. Net earned premiums were $1.38 billion for the quarter, a 1.1 percent increase compared with the prior year.

P&C pretax net investment income for the quarter was $109.2 million, a decrease of 9.8 percent compared with the same period last year. P&C after-tax net investment income was $89.7 million, a decrease of 6.4 percent compared with year-ago levels. The decrease in net investment income was a result of an overall lower invested asset base due to the sale of securities to fund our July 2007 debt maturity and redemption, share repurchases and the special dividend paid by our insurance subsidiaries to Safeco Corporation during 2007.

Safeco Personal Insurance

Safeco Auto reported a quarterly pretax underwriting profit of $3.1 million, compared with $17.2 million in the same period last year. Auto’s combined ratio was 99.5 in the quarter, compared with 102.9 in the fourth quarter of 2007 and 97.4 a year ago.

“As we outlined in the fourth quarter of last year, we remain focused on improving profitability,” said Mike Hughes, Safeco executive vice president of Insurance Operations. “At the same time, we expect our Auto line to return to our target of a 96 combined ratio by the fourth quarter of 2008.”

Auto net written premiums declined 6.2 percent in the quarter compared with first-quarter 2007. Policies in force (PIF) decreased 5.2 percent in the first quarter from year-ago levels. Preferred Auto policies were down 1.0 percent. Auto new-business policies issued decreased 24.5 percent compared with the same quarter in 2007, and retention of 79.5 percent was 0.2 points lower than a year ago. Preferred Auto new-business policies issued decreased 15.1 percent, and Preferred Auto retention decreased to 83.5 percent from 84.6 percent a year ago.

Safeco Property, which includes homeowners, landlord protection and related coverages, produced a quarterly pretax underwriting profit of $11.4 million, compared with $44.8 million in the same period a year ago. Property’s combined ratio was 95.3 in the quarter, compared with 80.3 in the same quarter of 2007. The first-quarter 2008 results included $16.1 million in pretax catastrophe losses compared with $0.8 million a year ago primarily due to storms in the Midwest in the first quarter of 2008 compared with an unusually low level of storms in the first quarter of 2007.

Property net written premiums increased 7.9 percent in the quarter compared with a year ago, and PIF was up 8.0 percent from prior-year levels.

New-business policies decreased 0.4 percent compared with the same period last year, but homeowners retention increased to 86.7 percent from 84.5 percent. This positive overall result comes in the midst of a slumping real estate market.

Safeco Business Insurance

Safeco Business Insurance (SBI) reported a pretax underwriting profit of $25.0 million in the first quarter, compared with $48.9 million for the same period in 2007. The first-quarter combined ratio was 93.5, compared with 87.1 a year ago.

SBI Regular – Safeco’s core commercial line serving small- to mid-sized businesses – reported a pretax underwriting profit of $15.3 million in the quarter, compared with $35.8 million for the same period last year. The SBI Regular combined ratio was 95.3 in the first quarter, compared with 88.6 in the same period last year. First-quarter results included $3.7 million in pretax catastrophe losses, compared with $1.0 million in the prior-year period. SBI Regular net written premiums during the first quarter were down 1.6 percent compared with the same period last year. SBI Regular PIF was up 1.0 percent compared with year-ago levels. New-business policies issued for the quarter decreased 13.5 percent from the same quarter last year, and the retention rate of existing customers was flat.

“Our strategy to concentrate in the small market segment is paying off,” said Hughes. “Overall pricing is up 2 percent and our underwriting discipline continues to serve us well in a market where large commercial pricing is declining at a much faster rate than small commercial.”

Safeco’s Special Accounts Facility, which writes selected large-commercial accounts and four specialty commercial programs, reported a pretax underwriting profit of $9.7 million in the quarter. This compares with a $13.1 million pretax underwriting profit in last year’s first quarter. Special Accounts Facility’s combined ratio was 84.3 in the period, compared with 79.9 last year. Favorable prior-year reserve development was $3.8 million in the first quarter of 2008 and $4.5 million in the first quarter of 2007.

The Special Accounts Facility reported net written premium of $56.2 million which was down 13 percent compared to the first quarter of last year due to competitive pricing conditions.

Surety

Safeco Surety reported a pretax underwriting profit of $40.2 million in the quarter, compared with $35.8 million for the same period in 2007. Surety’s combined ratio was 58.7 for the first quarter, compared with 57.2 a year ago. Favorable prior-year reserve development was $13.8 million in the first quarter of 2008 compared with favorable prior-year reserve development of $16.2 million in the first quarter of 2007. First-quarter net written premiums grew 11.3 percent compared with the same period last year.

“Our strategy to primarily work with contractors focused on public works projects is proving to be successful as there is still a significant pipeline of work in municipal construction projects despite the slowing economy,” said Ross Kari, Safeco’s chief financial officer.

P&C Other

The P&C Other segment, which includes results from operations that Safeco has exited or placed in runoff, including SFIS (Safeco Financial Institution Solutions), had a pretax underwriting profit of $8.7 million in the first quarter, compared with a pretax underwriting loss of $16.1 million in the same quarter of 2007. The improvement in underwriting results was driven by favorable prior-year reserve development in the first quarter of 2008 compared with unfavorable prior-year reserve development in the same period in 2007.

Corporate and Capital Management

In the first quarter of 2008 Safeco repaid $200.0 million in principal of 4.2 percent senior notes that matured on February 1, 2008.

In the first quarter, Safeco began implementation of a restructuring initiative that includes activities related to corporate reorganization, real estate consolidation, and business process improvement and outsourcing. In the first quarter of 2008 the company incurred $4.6 million in expenses related to this plan.

Additional Financial Information Available

Safeco uses both GAAP and non-GAAP financial measures to track the performance of its operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure are included in Safeco’s Form 8-K that will be furnished to the U.S. Securities and Exchange Commission today.

The Form 8-K will include this news release and Safeco’s summary financial results, consolidated statements of income and balance sheets in the company’s first-quarter financial supplement.

Safeco’s first-quarter press release, financial supplement and Form 8-K are available online at http://www.safeco.com/irsupplements.

Management Reviews Results on Webcast

Safeco’s senior management team will discuss the company’s first-quarter performance with analysts tomorrow, Friday April 25, 2008 at 10 a.m., Eastern Time (7 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners and owners of small- and mid-sized businesses principally through a national network of independent agents and brokers. Safeco is also one of the nation’s leaders in the sale and service of surety bonds.

More information about Safeco can be found at www.safeco.com.

###

FORWARD-LOOKING INFORMATION CONTAINED IN THIS

NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this press release is subject to risk and uncertainty. Information contained in this press release that relates to Safeco’s anticipated financial performance, business prospects and plans, and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this press release, including changes in general economic and business conditions in the insurance industry, and changes in our business strategies. Additional information on factors that may impact these forward-looking statements can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections in our 2007 Annual Report on Form 10-K and our most recent quarterly report on Form 10-Q, as applicable. The information contained in this press release is as of the date indicated. We assume no obligation to update any forward-looking statements contained in this press release as a result of new information or future events or developments.

We may discuss various non-GAAP measures. Please refer to our press release, our 8-K filing, or our website for the most directly comparable GAAP measures together with our reconciliation of the two.

Financial Supplement

First Quarter, 2008

This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Company’s quarterly 10-Q and annual 10-K filings.

Neal Fuller

Senior Vice President – Finance & Treasurer

206-473-5020

neaful@safeco.com

Safeco Corporation – April 24, 2008 – Page SS-1

Financial Measures Used by Safeco

(Amounts are in millions, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:

Safeco Personal Insurance (SPI)

Auto

Property

Specialty

Safeco Business Insurance (SBI)

SBI Regular

SBI Special Accounts Facility

Surety

P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Certain reclassifications have been made to the prior-period amounts to conform to the current-period presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our operations. It excludes net realized investment gains and losses, which can fluctuate significantly and distort a comparison between periods. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.

	Three Months Ended March 31
	2008	2007
Total Revenues	$1,501.6	$1,521.2
Net Realized Investment (Gains) Losses	6.5	(12.4)

Operating Revenues	$1,508.1	$1,508.8

Safeco Corporation – April 24, 2008 – Page SS-2

Operating Earnings and Operating Earnings per Share

Operating Earnings is a non-GAAP financial measure that we use to assess the profitability of our operations. In the determination of Operating Earnings, we exclude net realized investment gains and losses from Net Income. Net realized investment gains and losses can fluctuate significantly and distort a comparison between periods. The following table reconciles Operating Earnings to Net Income, the most directly comparable GAAP measure.

	Three Months Ended March 31
	2008	2007
Net Income	$141.8	$182.5
Net Realized Investment (Gains) Losses, Net of Taxes	6.1	(7.9)

Operating Earnings	$147.9	$174.6

Operating Earnings Per Share	$1.64	$1.64

Weighted Average Shares Outstanding—Diluted	90.2	106.7

Operating Return on Equity

Operating Return on Equity (see calculation below) is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized operating earnings for the most recent quarter by the average shareholders’ equity for the quarter using a simple average of the beginning and ending balances for the quarter, excluding from equity after-tax unrealized investment gains on fixed maturities. This ratio provides management with an additional measure to evaluate our results excluding the unrealized changes in the valuation of our fixed maturities portfolio, which can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.

	Three Months Ended March 31
	2008	2007
Net Income	$141.8	$182.5
Average Shareholders’ Equity	3,362.5	4,005.9
Return on Equity Based on Annualized Net Income	16.9%	18.2%

Operating Earnings	$147.9	$174.6

Average Shareholders’ Equity	$3,362.5	$4,005.9
Unrealized Fixed Maturities Investment Gains, Net of Taxes	(53.6)	(140.4)

Adjusted Average Shareholders’ Equity	$3,308.9	$3,865.5
Operating Return on Equity—Annualized	17.9%	18.1%

Safeco Corporation – April 24, 2008 – Page SS-3

Net Written Premiums

Net written premiums are a non-GAAP measure representing the amount of premium charged for policies issued with effective dates during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. We view net written premiums as a measure of business production for the period under review and as a leading indicator of net earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income.

	Three Months Ended March 31
	2008	2007
Net Earned Premiums	$1,382.5	$1,367.0
Change in Unearned Premiums	(21.6)	23.0

Net Written Premiums	$1,360.9	$1,390.0

Underwriting Profit and Combined Ratios

Underwriting profit is our net earned premiums less our losses from claims, loss adjustment expenses and underwriting expenses on a pretax basis. We view underwriting profit as a critical measure to assess the underwriting effectiveness of our operations and to evaluate the results of our business units. Our investment portfolio is managed separately from our underwriting activities and, therefore, net investment income and net realized investment gains and losses are discussed separately. The following table reconciles underwriting profit to Income before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income. Combined ratios are a standard industry measure of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.

	Three Months Ended March 31
	2008	2007
Income before Income Taxes	$190.3	$253.6
Net Realized Investment (Gains) Losses	6.5	(12.4)
Corporate Results before Income Taxes	4.2	18.9
Property & Casualty Net Investment Income	(109.2)	(121.1)
Restructuring and Asset Impairment Charges	4.6	0.3

Underwriting Profit	$96.4	$139.3

Other Information in this Supplement

In 2007, catastrophes were events resulting in losses greater than $0.5 involving multiple claims and policyholders. Beginning in 2008, catastrophes are events resulting in losses greater than $1.0 involving multiple claims and policyholders. All quarters presented have been adjusted to reflect this new threshold for consistency. The change to prior quarters is presented for information only and has no impact on assets, shareholders’ equity, total revenue or operating revenues, net income, or net cash flows from operations.

Certain other reclassifications have been made to the prior-period amounts to conform to the current-period presentation. We reclassified $14.6 from Other Operating Expenses to Other Revenues and Service Fee Income. These reclassifications did not affect assets, shareholders’ equity, underwriting results, net income or net cash flows from operations and had an immaterial effect on total revenues and operating revenues.

NM = Not Meaningful

Safeco Corporation – April 24, 2008 – Page SS-4

Safeco Corporation

Key Metrics

(In millions, except per share data)

	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	YTD 2008	YTD 2007	Change
Net Income	$141.8	$144.5	$194.4	$186.4	$182.5	$141.8	$182.5	-22.3%
Net Income Per Share	1.57	1.56	1.93	1.75	1.71	1.57	1.71	-8.2%
Net Income Return on Equity annualized	16.9%	16.3%	20.2%	18.4%	18.2%	16.9%	18.2%	-1.3
Net Realized Investment Gains (Losses), after tax	$(6.1)	$4.4	$91.6	$11.4	$7.9	$(6.1)	$7.9	-177.2%
Operating Earnings, after tax	147.9	140.1	152.6	175.0	174.6	147.9	174.6	-15.3%
Operating Earnings Per Share	1.64	1.51	1.51	1.65	1.64	1.64	1.64	0.0%
Operating Return on Equity (Pre-FAS 115) annualized	17.9%	16.2%	16.1%	17.7%	18.1%	17.9%	18.1%	-0.2
Operating Return on Equity annualized	17.6%	15.8%	15.8%	17.3%	17.4%	17.6%	17.4%	0.2
Operating Revenues	$1,508.1	$1,531.6	$1,542.0	$1,537.4	$1,508.8	$1,508.1	$1,508.8	0.0%
% Chg Prior Year Same Qtr	0.0%	1.0%	1.8%	-0.2%	-2.4%
Property & Casualty
Combined Ratio	93.0%	93.6%	92.5%	89.7%	89.8%	93.0%	89.8%	3.2
Impact of Catastrophes	1.6%	3.3%	2.6%	0.5%	-0.1%	1.6%	-0.1%	1.7
Net Earned Premiums	$1,382.5	$1,404.0	$1,411.0	$1,394.0	$1,367.0	$1,382.5	$1,367.0	1.1%
% Chg Prior Year Same Qtr	1.1%	1.1%	2.0%	-1.5%	-3.9%
Net Written Premiums	$1,360.9	$1,336.8	$1,447.5	$1,465.5	$1,390.0	$1,360.9	$1,390.0	-2.1%
% Chg Prior Year Same Qtr	-2.1%	-0.1%	1.5%	0.4%	-2.0%
Book Value Per Share	$37.09	$37.81	$38.32	$38.59	$38.47	$37.09	$38.47	-3.6%
% Chg Prior Year Same Qtr	-3.6%	1.4%	3.6%	13.8%	14.6%
Book Value Per Share (Pre-FAS 115)	$36.98	$36.73	$37.48	$38.24	$37.15	$36.98	$37.15	-0.5%
% Chg Prior Year Same Qtr	-0.5%	2.2%	4.6%	12.9%	11.8%

Safeco Corporation – April 24, 2008 – Page SS-5

Safeco Corporation

Consolidated Statements of Income

(In millions, except per share data)

	Three Months Ended March 31
	2008	2007
	(Unaudited)
REVENUES
Net Earned Premiums	$1,382.5	$1,367.0
Net Investment Income	111.6	127.2
Net Realized Investment Gains (Losses)	(6.5)	12.4
Other Revenues and Service Fee Income	14.0	14.6

Total Revenues	1,501.6	1,521.2

EXPENSES
Losses and Loss Adjustment Expenses	896.3	848.2
Amortization of Deferred Policy Acquisition Costs	242.2	236.2
Other Underwriting and Operating Expenses	161.1	158.7
Interest Expense	7.1	24.2
Restructuring and Asset Impairment Charges	4.6	0.3

Total Expenses	1,311.3	1,267.6

Income before Income Taxes	190.3	253.6

Provision for Income Taxes on:
Income before Net Realized Investment Gains	48.9	66.6
Net Realized Investment Gains (Losses)	(0.4)	4.5

Total Provision for Income Taxes	48.5	71.1

Net Income	$141.8	$182.5

INCOME PER SHARE OF COMMON STOCK
Net Income Per Share of Common Stock - Diluted	$1.57	$1.71

Net Income Per Share of Common Stock - Basic	$1.58	$1.73

Dividends Declared per Share	$0.40	$0.30

Average Number of Common Shares Outstanding During the Period:
Diluted	90.2	106.7
Basic	89.8	105.7

Safeco Corporation – April 24, 2008 – Page SS-6

Safeco Corporation

Consolidated Balance Sheets

(In millions)

	March 31 2008	December 31 2007
	(Unaudited)
ASSETS
Investments
Available-for-Sale Securities:
Fixed Maturities, at Fair Value (Cost or amortized cost: $7,469.4; $7,615.2)	$7,485.4	$7,763.9
Marketable Equity Securities, at Fair Value (Cost: $1,091.3; $993.2)	1,375.4	1,402.6
Other Invested Assets	48.0	48.6
Short Term Investments	11.0	—

Total Investments [1]	8,919.8	9,215.1
Cash and Cash Equivalents	374.6	532.0
Accrued Investment Income	102.7	108.4
Premiums and Service Fees Receivable	1,069.3	1,074.7
Deferred Policy Acquisition Costs	414.6	415.7
Reinsurance Recoverables	452.7	461.9
Property and Equipment for Company Use (At cost less accumulated depreciation: $203.4; $204.6)	209.3	214.8
Current Income Taxes Recoverable	—	32.3
Net Deferred Income Tax Assets	236.8	157.9
Other Assets	144.2	96.6
Securities Lending Collateral	373.2	331.0

Total Assets	$12,297.2	$12,640.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and Loss Adjustment Expense Reserves	$5,133.5	$5,185.0
Unearned Premiums	2,219.9	2,240.9
Debt [2]	504.0	704.0
Other Liabilities	714.9	765.4
Current Income Taxes	1.5	—
Securities Lending Payable	373.2	331.0

Total Liabilities	8,947.0	9,226.3

Commitments and Contingencies	—	—
Restricted Stock Rights	17.9	21.5
Preferred Stock, No Par Value
Shares Authorized: 10.0
Shares Issued and Outstanding: None	—	—
Common Stock, No Par Value
Shares Authorized: 300.0
Shares Reserved for Stock Awards: 4.2; 4.3
Shares Issued and Outstanding: 89.8; 89.7	5.4	—
Retained Earnings	3,129.4	3,025.3
Accumulated Other Comprehensive Income, Net of Taxes	197.5	367.3

Total Shareholders’ Equity	3,332.3	3,392.6

Total Liabilities and Shareholders’ Equity	$12,297.2	$12,640.4

[1]	See Investment Portfolio (SS-17) for more detail.
[2]	See Capitalization (SS-18) for more detail.

Safeco Corporation – April 24, 2008 – Page SS-7

Safeco Corporation

Income Summary

(In millions)

	Three Months Ended March 31
	2008	2007
	(Unaudited)
Income Before Income Taxes
Property & Casualty
Underwriting Profit	$96.4	$139.3
Net Investment Income	109.2	121.1
Restructuring and Asset Impairment Charges	(4.6)	(0.3)

Total Property & Casualty	201.0	260.1
Corporate	(4.2)	(18.9)

Total	196.8	241.2
Net Realized Investment Gains (Losses)	(6.5)	12.4

Total Income Before Income Taxes	$190.3	$253.6

Total Provision for Income Taxes	$48.5	$71.1

After-Tax Income
Property & Casualty
Underwriting Profit	$65.0	$93.7
Net Investment Income	89.7	95.8
Restructuring and Asset Impairment Charges	(3.0)	(0.2)

Total Property & Casualty	151.7	189.3
Corporate	(3.8)	(14.7)

Total	147.9	174.6
Net Realized Investment Gains (Losses)	(6.1)	7.9

Net Income	$141.8	$182.5

Safeco Corporation – April 24, 2008 – Page SS-8

Safeco Property & Casualty

Underwriting Profit (Loss) and Combined Ratios

(In millions, except ratios)

	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	YTD 2008	YTD 2007
Net U/W Profit (Loss)

Safeco Personal Insurance
Auto	$3.1	$(19.0)	$16.3	$17.3	$17.2	$3.1	$17.2
Property	11.4	24.4	19.8	37.1	44.8	11.4	44.8
Specialty	8.0	8.0	(4.3)	5.3	8.7	8.0	8.7

Total SPI	22.5	13.4	31.8	59.7	70.7	22.5	70.7

Safeco Business Insurance
SBI Regular	15.3	26.1	38.1	31.8	35.8	15.3	35.8
SBI Special Accounts Facility	9.7	12.4	12.9	20.1	13.1	9.7	13.1

Total SBI	25.0	38.5	51.0	51.9	48.9	25.0	48.9

Surety	40.2	34.7	40.2	37.3	35.8	40.2	35.8
P&C Other	8.7	3.7	(16.5)	(5.2)	(16.1)	8.7	(16.1)

Total Property & Casualty	$96.4	$90.3	$106.5	$143.7	$139.3	$96.4	$139.3

Net Combined Ratios (GAAP)

Safeco Personal Insurance
Auto	99.5%	102.9%	97.5%	97.4%	97.4%	99.5%	97.4%
Property	95.3	90.0	91.7	84.0	80.3	95.3	80.3
Specialty	73.1	73.4	114.4	81.6	67.9	73.1	67.9
Total SPI	97.5	98.5	96.6	93.5	92.2	97.5	92.2

Safeco Business Insurance
SBI Regular	95.3	92.1	88.5	90.2	88.6	95.3	88.6
SBI Special Accounts Facility	84.3	80.6	80.6	69.5	79.9	84.3	79.9
Total SBI	93.5	90.2	87.2	86.6	87.1	93.5	87.1

Surety	58.7	62.8	55.5	56.4	57.2	58.7	57.2
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	93.0%	93.6%	92.5%	89.7%	89.8%	93.0%	89.8%

Safeco Corporation – April 24, 2008 – Page SS-9

Safeco Property & Casualty

Net Written Premiums

(In millions)

	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	YTD 2008	YTD 2007
Net Written Premiums

Safeco Personal Insurance
Auto	$627.5	$614.6	$655.0	$643.4	$668.7	$627.5	$668.7
Property	221.7	235.9	271.9	259.2	205.4	221.7	205.4
Specialty	28.9	25.2	31.9	36.6	26.5	28.9	26.5

Total SPI	878.1	875.7	958.8	939.2	900.6	878.1	900.6

Safeco Business Insurance
SBI Regular	323.9	310.9	329.7	354.4	329.1	323.9	329.1
SBI Special Accounts Facility	56.2	60.2	60.5	64.3	64.6	56.2	64.6

Total SBI	380.1	371.1	390.2	418.7	393.7	380.1	393.7

Surety	103.2	89.6	98.9	106.9	92.7	103.2	92.7
P&C Other	(0.5)	0.4	(0.4)	0.7	3.0	(0.5)	3.0

Total Property & Casualty	$1,360.9	$1,336.8	$1,447.5	$1,465.5	$1,390.0	$1,360.9	$1,390.0

Net Written Premiums (Percent Change)	Percent Change Over Prior Year Same Quarter					Percent Change YTD

Safeco Personal Insurance
Auto	-6.2%	-4.1%	-3.1%	-2.9%	-4.3%	-6.2%	-4.3%
Property	7.9	4.9	5.1	4.4	6.7	7.9	6.7
Specialty	9.1	7.7	7.4	8.9	10.9	9.1	10.9
Total SPI	-2.5	-1.5	-0.5	-0.5	-1.6	-2.5	-1.6

Safeco Business Insurance
SBI Regular	-1.6	2.9	6.9	4.9	4.7	-1.6	4.7
SBI Special Accounts Facility	-13.0	-10.4	-8.1	1.1	-8.9	-13.0	-8.9
Total SBI	-3.5	0.5	4.2	4.3	2.2	-3.5	2.2

Surety	11.3	14.0	16.4	26.5	18.5	11.3	18.5
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	-2.1%	-0.1%	1.5%	0.4%	-2.0%	-2.1%	-2.0%

Safeco Corporation – April 24, 2008 – Page SS-10

Safeco Property & Casualty

Net Earned Premiums

(In millions)

	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	YTD 2008	YTD 2007
Net Earned Premiums

Safeco Personal Insurance
Auto	$625.0	$643.3	$653.8	$657.0	$650.7	$625.0	$650.7
Property	243.1	243.4	239.4	232.8	226.7	243.1	226.7
Specialty	29.7	30.0	30.0	28.7	27.2	29.7	27.2

Total SPI	897.8	916.7	923.2	918.5	904.6	897.8	904.6

Safeco Business Insurance
SBI Regular	324.5	330.6	331.0	322.4	313.8	324.5	313.8
SBI Special Accounts Facility	61.4	63.3	66.7	66.0	65.3	61.4	65.3

Total SBI	385.9	393.9	397.7	388.4	379.1	385.9	379.1

Surety	97.3	93.3	90.2	85.8	83.6	97.3	83.6
P&C Other	1.5	0.1	(0.1)	1.3	(0.3)	1.5	(0.3)

Total Property & Casualty	$1,382.5	$1,404.0	$1,411.0	$1,394.0	$1,367.0	$1,382.5	$1,367.0

Net Earned Premiums (Percent Change)	Percent Change Over Prior Year Same Quarter					Percent Change YTD

Safeco Personal Insurance
Auto	-3.9%	-3.6%	-3.3%	-3.9%	-5.1%	-3.9%	-5.1%
Property	7.2	5.5	4.8	2.6	1.7	7.2	1.7
Specialty	9.2	9.1	10.3	10.8	9.6	9.2	9.6
Total SPI	-0.8	-1.0	-0.9	-1.9	-3.1	-0.8	-3.1

Safeco Business Insurance
SBI Regular	3.4	4.7	6.7	3.9	1.5	3.4	1.5
SBI Special Accounts Facility	-6.0	-3.4	5.2	-1.8	-4.1	-6.0	-4.1
Total SBI	1.8	3.3	6.5	2.9	0.5	1.8	0.5

Surety	16.4	17.1	19.6	21.5	16.4	16.4	16.4
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	1.1%	1.1%	2.0%	-1.5%	-3.9%	1.1%	-3.9%

Safeco Corporation – April 24, 2008 – Page SS-11

Safeco Property & Casualty

Safeco Personal Insurance (SPI)

(In millions)

	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	YTD 2008	YTD 2007
AUTO

Underwriting Profit (Loss)	$3.1	$(19.0)	$16.3	$17.3	$17.2	$3.1	$17.2

Loss and LAE Ratio	74.9%	78.1%	73.9%	73.9%	73.6%	74.9%	73.6%
Expense Ratio	24.6	24.8	23.6	23.5	23.8	24.6	23.8

Combined Ratio	99.5%	102.9%	97.5%	97.4%	97.4%	99.5%	97.4%

Impact of Catastrophes	0.3%	0.4%	0.4%	0.3%	0.1%	0.3%	0.1%

Net Written Premiums	$627.5	$614.6	$655.0	$643.4	$668.7
% Chg Prior Year Same Qtr	-6.2%	-4.1%	-3.1%	-2.9%	-4.3%

Net Earned Premiums	$625.0	$643.3	$653.8	$657.0	$650.7
% Chg Prior Year Same Qtr	-3.9%	-3.6%	-3.3%	-3.9%	-5.1%

Policies In Force (000’s)	1,649.5	1,681.8	1,708.7	1,729.0	1,739.5
% Chg Prior Year Same Qtr	-5.2%	-3.4%	-2.4%	-2.7%	-3.5%

Retention - Voluntary Auto	79.5%	80.2%	80.4%	80.1%	79.7%

New Business Policies (000’s)	68.5	74.2	82.2	84.3	90.7
% Chg Prior Year Same Qtr	-24.5%	-14.4%	0.2%	7.8%	-2.7%

PROPERTY

Underwriting Profit	$11.4	$24.4	$19.8	$37.1	$44.8	$11.4	$44.8

Loss and LAE Ratio	66.0%	59.8%	63.3%	54.5%	52.8%	66.0%	52.8%
Expense Ratio	29.3	30.2	28.4	29.5	27.5	29.3	27.5

Combined Ratio	95.3%	90.0%	91.7%	84.0%	80.3%	95.3%	80.3%

Impact of Catastrophes	6.6%	13.6%	10.4%	4.3%	-0.4%	6.6%	-0.4%

Net Written Premiums	$221.7	$235.9	$271.9	$259.2	$205.4
% Chg Prior Year Same Qtr	7.9%	4.9%	5.1%	4.4%	6.7%

Net Earned Premiums	$243.1	$243.4	$239.4	$232.8	$226.7
% Chg Prior Year Same Qtr	7.2%	5.5%	4.8%	2.6%	1.7%

Policies In Force (000’s)	1,510.5	1,486.5	1,460.6	1,431.4	1,398.2
% Chg Prior Year Same Qtr	8.0%	8.4%	7.6%	6.8%	4.2%

Retention - Homeowners	86.7%	86.6%	86.1%	85.4%	84.5%

New Business Policies (000’s)	71.8	76.2	85.5	83.9	72.1
% Chg Prior Year Same Qtr	-0.4%	12.9%	9.2%	46.9%	57.1%

SPECIALTY

Underwriting Profit (Loss)	$8.0	$8.0	$(4.3)	$5.3	$8.7	$8.0	$8.7

Loss and LAE Ratio	43.6%	45.0%	87.6%	52.9%	39.3%	43.6%	39.3%
Expense Ratio	29.5	28.4	26.8	28.7	28.6	29.5	28.6

Combined Ratio	73.1%	73.4%	114.4%	81.6%	67.9%	73.1%	67.9%

Impact of Catastrophes	1.1%	0.3%	0.7%	-0.1%	-2.8%	1.1%	-2.8%

Safeco Corporation – April 24, 2008 – Page SS-12

Safeco Property & Casualty

Safeco Business Insurance (SBI)

(In millions)

	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	YTD 2008	YTD 2007
SAFECO BUSINESS INSURANCE

Underwriting Profit	$25.0	$38.5	$51.0	$51.9	$48.9	$25.0	$48.9

Loss and LAE Ratio	61.2%	56.5%	54.5%	53.3%	55.0%	61.2%	55.0%
Expense Ratio	32.3	33.7	32.7	33.3	32.1	32.3	32.1

Combined Ratio	93.5%	90.2%	87.2%	86.6%	87.1%	93.5%	87.1%

Impact of Catastrophes	1.1%	2.4%	1.9%	0.3%	0.3%	1.1%	0.3%

SBI REGULAR

Underwriting Profit	$15.3	$26.1	$38.1	$31.8	$35.8	$15.3	$35.8

Loss and LAE Ratio	62.7%	58.4%	55.8%	57.0%	56.5%	62.7%	56.5%
Expense Ratio	32.6	33.7	32.7	33.2	32.1	32.6	32.1

Combined Ratio	95.3%	92.1%	88.5%	90.2%	88.6%	95.3%	88.6%

Impact of Catastrophes	1.1%	2.7%	0.8%	0.2%	0.3%	1.1%	0.3%

Net Written Premiums	$323.9	$310.9	$329.7	$354.4	$329.1
% Chg Prior Year Same Qtr	-1.6%	2.9%	6.9%	4.9%	4.7%

Net Earned Premiums	$324.5	$330.6	$331.0	$322.4	$313.8
% Chg Prior Year Same Qtr	3.4%	4.7%	6.7%	3.9%	1.5%

Policies In Force (000’s)	510.6	514.5	513.6	512.2	505.3
% Chg Prior Year Same Qtr	1.0%	2.5%	3.0%	2.8%	1.6%

Retention	81.7%	81.5%	81.9%	81.7%	82.0%

New Business Policies (000’s)	25.6	25.6	28.3	31.8	29.6
% Chg Prior Year Same Qtr	-13.5%	-5.2%	3.7%	13.2%	14.7%

SBI SPECIAL ACCOUNTS FACILITY

Underwriting Profit	$9.7	$12.4	$12.9	$20.1	$13.1	$9.7	$13.1

Combined Ratio	84.3%	80.6%	80.6%	69.5%	79.9%	84.3%	79.9%

Impact of Catastrophes	0.9%	1.0%	7.6%	0.6%	0.3%	0.9%	0.3%

Safeco Corporation – April 24, 2008 – Page SS-13

Safeco Property & Casualty

Surety, Other and Total

(In millions, except ratios)

	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	YTD 2008	YTD 2007
SURETY

Underwriting Profit	$40.2	$34.7	$40.2	$37.3	$35.8	$40.2	$35.8

Combined Ratio	58.7%	62.8%	55.5%	56.4%	57.2%	58.7%	57.2%

P&C OTHER

Underwriting Profit (Loss)	$8.7	$3.7	$(16.5)	$(5.2)	$(16.1)	$8.7	$(16.1)

TOTAL PROPERTY & CASUALTY

Underwriting Profit	$96.4	$90.3	$106.5	$143.7	$139.3	$96.4	$139.3

Loss and LAE Ratio	64.8%	64.4%	64.5%	61.5%	62.0%	64.8%	62.0%
Expense Ratio	28.2	29.2	28.0	28.2	27.8	28.2	27.8

Combined Ratio (CR)	93.0%	93.6%	92.5%	89.7%	89.8%	93.0%	89.8%

Impact of Catastrophes	1.6	3.3	2.6	0.5	(0.1)	1.6	(0.1)

CR excluding Catastrophes	91.4%	90.3%	89.9%	89.2%	89.9%	91.4%	89.9%

Impact of PY Reserve Development	1.4	3.8	1.6	1.7	1.8	1.4	1.8

CR excluding Cat and Development	92.8%	94.1%	91.5%	90.9%	91.7%	92.8%	91.7%

	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	YTD 2008	YTD 2007
Catastrophes
SPI - Auto	$1.9	$2.7	$2.9	$1.9	$0.7	$1.9	$0.7
SPI - Property	16.1	33.0	25.0	9.9	(0.8)	16.1	(0.8)
SPI - Specialty	0.3	0.1	0.2	—	(0.8)	0.3	(0.8)
SBI - Regular	3.7	8.8	2.5	0.6	1.0	3.7	1.0
SBI - Special Accounts Facility	0.5	0.6	5.1	0.4	0.2	0.5	0.2
P&C Other	0.3	0.1	0.8	(6.0)	(1.6)	0.3	(1.6)

Total	$22.8	$45.3	$36.5	$6.8	$(1.3)	$22.8	$(1.3)

Safeco Corporation – April 24, 2008 – Page SS-14

Safeco Property & Casualty

Favorable (Unfavorable) Prior-Year Reserve Development

(In millions)

	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	YTD 2008	YTD 2007
Prior-Year Reserve Development

Safeco Personal Insurance
Auto	$0.7	$14.4	$0.5	$6.2	$(0.7)	$0.7	$(0.7)
Property	(2.1)	0.6	(0.7)	(4.8)	15.0	(2.1)	15.0
Specialty	(0.1)	—	(5.0)	0.3	1.5	(0.1)	1.5

Total SPI	(1.5)	15.0	(5.2)	1.7	15.8	(1.5)	15.8

Safeco Business Insurance
SBI Regular	0.4	12.5	14.2	9.0	1.3	0.4	1.3
SBI Special Accounts Facility	3.8	3.4	6.3	12.0	4.5	3.8	4.5

Total SBI	4.2	15.9	20.5	21.0	5.8	4.2	5.8

Surety	13.8	16.1	7.1	6.6	16.2	13.8	16.2
P&C Other	2.4	5.9	0.3	(5.9)	(13.2)	2.4	(13.2)

Total Property & Casualty	$18.9	$52.9	$22.7	$23.4	$24.6	$18.9	$24.6

Impact on Combined Ratio	1.4	3.8	1.6	1.7	1.8	1.4	1.8

Safeco Corporation – April 24, 2008 – Page SS-15

Safeco Corporation

Productivity Measures

Metrics	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007
PIF / FTE	595	593	596	583	574
Expense * / PIF	$237	$231	$231	$237	$248

*	Expense represents annual (12 month trailing) G&A expense and paid UAE (loss handling expenses). It excludes commissions, legal defense costs, premium taxes and other expenses.

Safeco Property & Casualty

Statutory Information

(In millions, except ratios)

				Three Months Ended March 31
Loss and Loss Adjustment Expense (LAE) Reserves				2008	2007
Loss and LAE Reserves, Beginning of Period				$4,730.0	$4,737.1
Net Losses and LAE Incurred				899.5	852.7
Net Losses and LAE Paid				(936.5)	(901.4)

Loss and LAE Reserves, End of Period				$4,693.0	$4,688.4

P&C Balance Sheet	1ST QTR 2008**	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007
Total Capital and Surplus	$2,849.8	$2,924.1	$3,145.9	$3,517.1	$3,940.5
Ratio of Net Written Premiums (Annualized) to Total Capital and Surplus	1.91	1.93	1.83	1.63	1.41

**	Estimated Surplus

We received approval from state regulators for special dividends totaling $700 million which were paid by our insurance subsidiaries to Safeco Corporation on August 15, 2007. Surplus at the end of 2nd quarter 2007 reflected an accrual of $380 million of these special dividends that had been approved by June 30, 2007. Surplus at the end of 3rd quarter 2007 reflected the remaining special dividend payment of $320 million.

Safeco Corporation – April 24, 2008 – Page SS-16

Safeco Corporation

Investment Portfolio

(In millions)

Investment Portfolio (Market Value)	3/31/2008%			12/31/2007%
Fixed Maturities - Taxable	$2,832.6	31.8		$2,998.2	32.6
Fixed Maturities - Nontaxable	4,652.8	52.2		4,765.7	51.7
Marketable Equity Securities	1,375.4	15.4		1,402.6	15.2

Total Fixed Maturities & Marketable Equity Securities	8,860.8	99.4		9,166.5	99.5
Short-Term Investments	11.0	0.1		—	—
Other Invested Assets	48.0	0.5		48.6	0.5

Total Investment Portfolio	$8,919.8	100.0		$9,215.1	100.0

Rating (Market Value) - Fixed Maturities	3/31/2008			12/31/2007
AAA	52.4%			58.9%
AA	19.4			15.8
A	14.4			12.2
BBB	8.9			8.5

Total Investment Grade	95.1			95.4

BB or lower	3.1			2.9
Not Rated	1.8			1.7

Total Below Investment Grade & Not Rated	4.9			4.6

Total	100.0%			100.0%

Average Rating	AA			AA

	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
P&C Pretax Investment Income	$109.2	$109.6	$111.4	$120.1	$121.1
Tax Rate on P&C Investment Income	17.9%	18.4%	19.3%	20.5%	20.9%
Pretax Investment Income	$111.6	$114.0	$117.3	$128.2	$127.2
Tax Rate on Investment Income	18.2%	18.9%	20.0%	21.3%	21.4%

Fixed Maturities at Cost	$7,469.4	$7,615.2	$7,754.8	$8,429.5	$8,848.4
Fixed Maturities at Market	7,485.4	7,763.9	7,876.7	8,485.8	9,063.0
Marketable Equity Securities at Cost	1,091.3	993.2	811.2	1,040.9	1,053.5
Marketable Equity Securities at Market	1,375.4	1,402.6	1,289.6	1,615.5	1,554.7

Total Cost	$8,619.7	$8,657.0	$8,596.3	$9,500.8	$9,916.2
Total Market	$8,919.8	$9,215.1	$9,196.6	$10,131.7	$10,633.6
% Fixed Maturities - Taxable (at market)	31.8%	32.6%	34.6%	39.0%	41.9%
% Fixed Maturities - Nontaxable (at market)	52.2%	51.7%	51.1%	44.8%	43.4%
% Marketable Equity Securities (at market)	15.4%	15.2%	14.0%	15.9%	14.6%
% Short-Term Investments	0.1%	—	—	—	—
% Other	0.5%	0.5%	0.3%	0.3%	0.1%

P&C Market YTM on Fixed Maturities Portfolio	4.86%	4.92%	4.98%	5.15%	4.85%
P&C Book YTM on Fixed Maturities Portfolio	5.29%	5.35%	5.30%	5.29%	5.22%
P&C Duration of Fixed Maturities-revised calculation [1]	5.57	4.82	4.64	4.51	4.25
P&C Duration of Fixed Maturities-previous calculation [2]	—	—	—	5.02	4.85

[1]	BlackRock, the manager of Safeco’s investment portfolio beginning on 7/2/07, uses a more sophisticated, modified option-adjusted effective duration for callable securities.
[2]	Safeco historically has used an effective duration calculation which estimated price movements for a small change in rates, but did not use an option-adjusted methodology.

	Three Months Ended March 31
Net Realized Investment Gains (Losses) (After Tax)	2008	2007
Gains on Securities Transactions	$23.9	$5.8
Impairments	(27.8)	(1.6)
Other	(2.2)	3.7

Total Net Realized Investment Gains (Losses) (After Tax)	$(6.1)	$7.9

Safeco Corporation – April 24, 2008 – Page SS-17

Safeco Corporation

Capitalization

(In millions)

	3/31/2008	12/31/2007	12/31/2006
Debt
6.875%, due 7/15/07 (non callable)	$—	$—	$197.3
4.20%, due 2/1/08 (non callable) [1]	—	200.0	200.0
4.875%, due 2/1/10 (non callable)	300.0	300.0	300.0
7.25%, due 9/1/12 (non callable)	204.0	204.0	204.1
8.072% debentures due 2037 (Callable by Safeco at 104 in 2007)	—	—	348.6

Total Debt	$504.0	$704.0	$1,250.0

Equity	$3,332.3	$3,392.6	$3,927.9

Total Capital (Debt + Equity)	$3,836.3	$4,096.6	$5,177.9

Debt to Capital	13.1%	17.2%	24.1%
Debt to Equity	15.1%	20.8%	31.8%

Debt to Capital (excluding FAS 115)	13.2%	17.6%	25.0%
Debt to Equity (excluding FAS 115)	15.2%	21.4%	33.3%

[1]	We repaid $200.0 in principal amount of 4.20% senior notes that matured on February 1, 2008.

Safeco Corporation – April 24, 2008 – Page SS-18